Exhibit 5.1

[Jones Day Letterhead]

March 13, 2019

Welbilt, Inc.
2227 Welbilt Boulevard
New Port Richey, FL 34655

Re:          Registration Statement on Form S-1 Filed by Welbilt, Inc.

Ladies and Gentlemen:

We have acted as counsel for Welbilt, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of a total of up to 701,792 shares of common stock, par value $0.01 per share, of the Company (the “Securities”), that may be issued pursuant to the Welbilt, Inc. 2016 Omnibus Incentive Plan (the “Plan”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities will be, when issued and delivered in accordance with the Plan, validly issued, fully paid and nonassessable, provided that the consideration for the Securities is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.  In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Securities pursuant to the Plan will be in full force and effect at all times at which the Securities are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Company to effect registration of the Securities to be issued and sold pursuant to the Plan under the Securities Act and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Welbilt, Inc.
March 13, 2019

Very truly yours,

/s/ Jones Day